      THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, UNLESS ANY SUCH TRANSACTION IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SAID ACT IS AVAILABLE, AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY.

                OZO DIVERSIFIED AUTOMATION, INC.

                  COMMON STOCK PURCHASE WARRANT


     1.        Number and Price of Shares of Common Stock Subject to
Common  Stock  Purchase  Warrant.   Subject  to  the  terms   and
conditions hereinafter set forth, --------- (the "Holder"), is entitled to purchase from Ozo Diversified Automation, Inc., a Colorado corporation  (the "Company"), at any time and from time  to  time during  the period from April 1, 1996 (the "Commencement  Date")
until  5:00  p.m., Miami, Florida Time, on April 1,  2001  (the
"Expiration  Date"),  at which time this  Common  Stock  Purchase
Warrant  (the  "Warrant")  shall  expire  and  become  void,   an
aggregate of twenty-five thousand (25,000) shares (the  "Warrant
Shares") of the Company's common stock, $.10 par value per  share
(the "Common Stock"), which number of Warrant Shares is subject to adjustment from time to time, as described below, upon payment therefor of the exercise price of $1.00 per Warrant Share in lawful funds of the United States of America, such amounts (the
"Basic Exercise Price") being subject to adjustment in the cir cumstances set forth hereinbelow. This applicable Basic Exercise
Price, until such adjustment is made and thereafter as adjusted from time to time, is called the "Exercise Price."

     2. Exercise of Warrant. This Warrant may be exercised in whole or in part at any time from and after the Commencement Date and on or before the Expiration Date, provided however, if such Expiration Date is a day on which Federal or State chartered
banking  institutions  located  in  the  State  of  Florida   are
authorized by law to close, then the Expiration Date shall be deemed to be the next succeeding day which shall not be such a day, by presentation and surrender to the Company at its principal office, or at the office of any transfer agent for the Warrants ("Transfer Agent"), designated by the Company, of this Warrant accompanied by the form of election to purchase on the last page hereof signed by the Holder and upon payment of the Exercise Price for the Warrant Shares purchased thereby, by cashier's check or by wire transfer of immediately available funds. If this Warrant is exercised in part only, the Company or Transfer Agent shall, promptly after presentation of this Warrant upon such exercise, execute and deliver a new Warrant, dated the date hereof, evidencing the rights of the Holder to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions herein set forth. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share as provided below.

     3. Demand Registration Rights. If, at any time prior to the Expiration Date, the Holders of a majority of the Warrants or the shares of Common Stock acquired upon the exercise of the
Warrants shall give notice to the Company requesting that the Company file with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Common Stock underlying such Warrants issued or issuable upon exercise
thereof   (the  "Registration  Statement"),  the  Company   shall
promptly give written notice of such proposed Registration Statement to the Holders of such Warrants or Common Stock, and to any subsequent permissible transferee of any of the Warrants or Common Stock (at the address of such persons appearing on the books of the Company or its transfer agent) which notice shall offer to include the Common Stock underlying such Warrants issuable or issued upon exercise thereof in the requested Registration Statement. The Company shall, as expeditiously as possible, file and use its best efforts to cause to become effective under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement covering such of the Common Stock underlying the Warrants issuable or issued on exercise of the Warrants as the Company has been requested to register for disposition by the Holders thereof, to the extent required to permit the public sale or other public disposition thereof by the Holders. The Company shall cause the Registration Statement to remain effective for a period of twelve (12) months from the effective date of the Registration Statement or such earlier date as all of the Common Stock underlying the Warrants issuable or issued upon exercise thereof have been sold or the Warrants expire (the "Effective Period"). The Company shall pay all costs, expenses, disbursements, and fees, including fees and expenses of counsel and accountants for the Company, and the expenses of preparing, printing and filing under the Act and of furnishing copies of the prospectus, in connection with the Registration Statement and also including all costs, expenses, disbursements, and fees required to keep such Registration Statement current for the Effective Period, but excluding costs or expenses of the Holders' counsel, accountants or other professionals retained by the Holders and underwriting discounts and expenses attributable to the Company's securities held by the Holders.

     4. Reservation of Common Stock. The Company covenants that, during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to provide for the issuance of the Warrant Shares upon the exercise of this Warrant. This Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares upon the exercise of this Warrant.

     5. No Stockholder Rights. This Warrant, as such, shall not entitle the Holder to any rights of a stockholder of the
Company,   until  the  Holder  has  exercised  this  Warrant   in
accordance with Section 2 hereof.

     6.        Adjustment of Exercise Price and Number of Warrant
Shares.

      6.1 The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time, and the Company agrees to provide notice upon the happening of certain events, as follows:

          a. If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares of Common Stock, the number of shares  of  Common Stock for which this Warrant may be  exercised shall  be  increased or reduced, as of the record date  for  such recapitalization,  in  the same proportion  as  the  increase  or decrease  in  the  outstanding shares of Common  Stock,  and  the
Exercise  Price  shall be adjusted so that the  aggregate  amount payable  for  the purchase of all of the Warrant Shares  issuable
hereunder   immediately   after  the   record   date   for   such
recapitalization shall equal the aggregate amount so payable immediately before such record date.

          b. If the Company declares a dividend on its Common Stock payable in shares of its Common Stock or securities convertible into shares of its Common Stock, the number of shares of Common
Stock for which this Warrant may be exercised shall be increased as of the record date for determining which holders of Common
Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares of Common
Stock (and shares of Common Stock issuable upon conversion of all such securities convertible into shares of Common Stock) as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend shall equal the aggregate amount so payable immediately before such record date.

          c. If the Company effects a general distribution to holders of its Common Stock, other than as part of the Company's dissolution or liquidation or the winding up of its affairs, of any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, shares of Common Stock or securities convertible into shares of Common Stock), the Company shall give written notice to the Holder of any such general distribution at least fifteen (15) days prior to the proposed record  date  in  order  to permit the Holder  to  exercise  this
Warrant  on  or  before  the record  date.   There  shall  be  no
adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such general distribution, except as otherwise provided herein.

          d. If the Company offers rights or warrants (other than the Warrant) to all holders of its Common Stock which entitle them to subscribe to or purchase additional shares of Common
Stock or securities convertible into shares of Common Stock, the Company shall give written notice of any such proposed offering to the Holder at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before such record date.

          e. In the event an adjustment in the Exercise Price or the number of Warrant Shares issuable hereunder is made under subsection a. or b. above, and such an event does not occur, then any adjustments in the Exercise Price or number of Warrant Shares issuable upon exercise of this Warrant that were made in accordance with such subsection a. or b. shall be re-adjusted to the Exercise Price and number of Warrant Shares as were in effect immediately prior to the record date for such an event.

          f. If and whenever the Company issues or sells, or in accordance with Subsection 6.1 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than  the Exercise Price in effect immediately prior to the  time of such issuance or sale (except for the issuance or deemed issuance of securities in a transaction described in paragraph g.
of  this Subsection 6.1), then immediately upon such issuance  or sale  the  Exercise  Price will be reduced to an  Exercise  Price
determined   by   multiplying  the  Exercise  Price   in   effect
immediately prior to the issuance or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding prior to the issuance or sale plus
(ii) the number of Warrant Shares issuable hereunder that the maximum aggregate amount of consideration receivable by the Company upon such issuance or sale would purchase at the Exercise Price in effect immediately prior to the issuance or sale, and the denominator of which shall be the number of shares of Common Stock deemed outstanding, as hereinafter determined, immediately after such issuance or sale.

          g. The following securities or transactions shall be excluded from the operation of paragraph f. of this Subsection
6.1:

               (i) The existence and any exercise of any option, convertible promissory note, warrant, or other right to purchase
Common Stock, that is outstanding on the date hereof; and

                (ii)  Any grant or exercise of options for Common
Stock granted under the Company's stock option plans, in existence as of the date hereof, provided said grant or exercise is not effectuated as a result of any amendment to such plans subsequent to the date hereof, with an exercise price equal to at least the fair market value of the shares of Common Stock on the date of grant; and

                (iii)      Any shares issued to Advanced Controls
in connection with the proposed stock exchange agreement between the Company and Advanced Controls.

          h. If the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Rights" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), and the price per share for which Common Stock is issuable upon the exercise of such Rights or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting of such Rights, then the total maximum number of shares of Common Stock issuable upon the exercise of such Rights or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of  such Rights will be deemed to be outstanding and to have been
issued  and  sold by the Company for such price per  share.   For
purposes of this Section, the "price per share for which Common Stock is issuable upon exercise of such Rights or upon conversion or exchange of such Convertible Securities" will be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Rights, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Rights, plus, in the case of Rights that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
(ii) the total maximum number of shares of Common Stock then issuable upon the exercise of such Rights or upon the conversion or  exchange  of  all Convertible Securities  issuable  upon  the
exercise  of  such  Rights.   Except  as  otherwise  provided  in
Subsections j. and k. below, no adjustment of the Exercise Price will be made when Convertible Securities are actually issued upon the exercise of such Rights or when Common Stock is actually issued upon the exercise of such Rights or the conversion or exchange of such Convertible Securities.

          i. If the Company in any manner issues or sells any Convertible Securities, and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price in effect immediately prior to the time of such issuance or sale, then the maximum number of shares of Common Stock then issuable upon conversion or exchange of all such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Company for such price per share, as determined below. For the purposes of this Section, the "price per share for which Common Stock is issuable upon such conversion or exchange" will be determined by dividing (i) the
total   amount   received  or  receivable  by  the   Company   as
consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock then issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Subsections j. and k. below, no adjustment of the Exercise Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Convertible Securities for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Exercise Price will be made by reason of such issuance or sale.

          j.        If (a) the purchase price provided for in any Rights,
(b) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or (c) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, changes at any time (other than under or by reason of provisions that are designed to protect against dilution of the type set forth in this Section 6 and are no more favorable to the holders of such Rights or Convertible
Securities than this Section 6 would have if this Section 6 were included in such Rights or Convertible Securities), then the Exercise Price in effect at the time of such change will be re-adjusted to the Exercise Price that would have been in effect at such time had such Rights or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, or changed conversion rate, as the case may be, at the time initially granted, issued, or sold; and such adjustment of the Exercise Price will be made whether the result thereof is to increase or reduce the Exercise Price then in effect under this Warrant, provided that no such adjustment shall increase the Exercise Price above the initial Exercise Price hereof and that such adjustments shall be made by the Board of Directors of the Company who shall promptly provide notice of the new Exercise
Price to the Holder.

          k. Upon the expiration of any Right, or the termination of any right to convert or exchange any Convertible Security, without the exercise of such Right, or the conversion of such Convertible Security, the Exercise Price then in effect hereunder will be adjusted to the Exercise Price that would have been in effect at the time of such expiration or termination had such Right or Convertible Security never been issued, but such subsequent adjustment shall not affect the number of shares of Common Stock issued upon any exercise of this Warrant prior to the date such adjustment is made.

          l. If any shares of Common Stock, Rights, or Convertible Securities are issued or sold or deemed to have been issued or sold  for  consideration that includes cash, then the  amount  of cash  consideration  actually received by  the  Company  will  be deemed  to be the cash portion thereof.  If any shares of  Common
Stock,  Rights, or Convertible Securities are issued or  sold  or deemed  to have been issued or sold for a consideration  part  or all  of  which  is  other  than cash,  then  the  amount  of  the consideration other than cash received by the Company will be the fair  value of such consideration as determined by the  Board  of
Directors   of  the  Company,  except  where  such  consideration
consists of securities, in which case the amount of consideration received  by the Company will be the market value thereof  as  of the  date of receipt.  If any shares of Common Stock, Rights,  or
Convertible Securities are issued in connection with  any  merger
or   consolidation  in  which  the  Company  is   the   surviving
corporation, then the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Rights, or Convertible Securities, as the case may be.

          m. If any Right is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Right by the parties thereto, the Right will be deemed to have been issued without consideration.

          n. The number of shares of Common Stock deemed outstanding at any given time shall include the number of shares of Common
Stock outstanding, as adjusted as provided herein, but shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issuance or sale of Common Stock hereunder.

          o. No adjustment of the Exercise Price shall be made if the amount of such adjustment would be less than one cent per Warrant Share, but in such case any adjustment that otherwise would be required to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to not less than one cent per Warrant Share.

      6.2 In the event of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or in the event of any consolidation or merger of the Company with another entity at any time prior to the expiration of this Warrant, the Holder shall have the right to exercise this Warrant. Upon such exercise, the Holder shall have the right to receive the same kind and number of shares of capital stock and other securities, cash or other property as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess of the then applicable Exercise Price, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the
Exercise Price from the amount payable to the Holder. In the event of any such reorganization, merger or consolidation, the corporation formed by such reorganization, consolidation or merger or the corporation which shall have acquired the assets of the Company shall execute and deliver a supplement hereto to the foregoing effect, which supplement shall also provide, if applicable, for adjustments which shall be as nearly equivalent as may be practicable to the adjustments required pursuant to this Warrant.

     6.3 If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall have the right to exercise this Warrant. Upon such exercise the Holder shall have the right to receive, in lieu of the shares of Common Stock of the Company that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

      6.4  Upon each adjustment of the Exercise Price pursuant to
Section 6 hereof, the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price in effect on the date this Warrant is exercised, the number of Warrant Shares, calculated to the nearest number of Warrant Shares, determined by (a) multiplying the number of Warrant Shares purchasable hereunder immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately prior to such adjustment, and (b) dividing the product so obtained by the adjusted Exercise Price in effect on the date of such exercise. The provisions of Section 9 shall apply, however, so that no fractional share of Common Stock or fractional Warrant shall be issued upon exercise of this Warrant.

      6.5 The Company may retain a firm of independent public accounts of recognized standing (who may be any such firm regularly employed by the Company) to make any computation required under this Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 6.

     7. Notice to Holder. So long as this Warrant shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or
(b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of capital stock or securities convertible into capital stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed by registered or certified mail to the Holder, at least thirty (30) days prior to the relevant date described below (or such shorter period as is reasonably possible if thirty (30) days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's shareholders is to be taken for the purpose of any such dividend, distribution of rights, or such
reclassification,    reorganization,    consolidation,    merger,
conveyance,  lease  or  transfer,  dissolution,  liquidation   or
winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

     8. Certificate of Adjustment. Whenever the Exercise Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the Holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

     9.        No Fractional Shares.  No fractional shares of Common
Stock   will  be  issued  in  connection  with  any  subscription
hereunder.   In  lieu  of  any  fractional  shares  which   would
otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

     10.       Transfer or Loss of Warrant.

      10.1 Prior to any proposed transfer of this Warrant or the Warrant Shares received on the exercise of this Warrant (the "Securities"), unless there is in effect a registration statement under the Securities Act, covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied by an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Securities transferred as above provided shall not bear such restrictive legends if in the opinion of counsel for the Company such legends are not required in order to establish compliance with any provisions of the Securities Act.

     10.2 Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the Transfer Agent to execute and deliver, a new Warrant of like tenor and date and any such lost, stolen or destroyed Warrant thereupon shall become void.

     11. Notices. Notices and other communications to be given to the Holder shall be deemed sufficiently given if delivered by hand, or five (5) days after mailing by registered or certified mail, postage prepaid, to the Holder at 2101 West Commercial
Boulevard,  Suite 1500, Fort Lauderdale, Florida 33309.   Notices
or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or five days after mailing if mailed by registered or certified mail postage prepaid, to the Company at 7450 East Jewell Avenue, Suite A, Denver, Colorado 80231. A party may change the address to which notice shall be given by notice pursuant to this Section 11.

     12. Entire Agreement and Modification. The Company and the Holder of this Warrant hereby represent and warrant that this Warrant is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the parties hereto with respect to the subject matter of this
Warrant,   and   that   there  exists  no   oral   agreement   or
understanding,   express  or  implied  liability,   whereby   the
absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, impaired or affected. A modification or waiver of any of the terms, conditions or provisions of this Warrant shall be effective only if made in writing and executed with the same formality of this Warrant.

     13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida, without application of the principles of conflicts of laws.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the 1st day of April, 1996.

                                OZO DIVERSIFIED AUTOMATION, INC.,
                                a Colorado corporation



                                By:
                                Name: Marjorie Zimdars-Orthman
                                Title: President

                      ELECTION TO PURCHASE


TO:  Ozo Diversified Automation, Inc.

      The undersigned hereby irrevocably elects to exercise Warrants represented by this Common Stock Purchase Warrant to purchase ____________________ shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:


  (Please insert social security or other identifying number)


                (Please print name and address)


Dated:  ____________________, 19__
                                                       (Signature
                              must  conform  in all  respects  to
                              name of holder as specified on  the
                              face of the Warrant)